Exhibit 10.2

Sauer-Danfoss Inc.
Loan Agreement
(US $ 25,000,000.00)

Loan Agreement (the “Agreement”), dated as of 12th of March, 2009, between Danfoss A/S, a Danish corporation (“Lender”) and Sauer-Danfoss Inc., a Delaware corporation (“Borrower”).

Whereas, Borrower is an affiliate of Lender; and

Whereas, Borrower desires to borrow and Lender is willing to lend US $ 25,000,000.00.

Now Therefore, it is agreed as follows:

1.             Loan. Upon and subject to the terms and conditions set forth in this Agreement, Lender agrees to lend and Borrower agrees to borrow US $ 25,000,000.00 as a bullet loan evidenced by the attached Promissory Note (the “Loan”).

2.             Interest Rate; Interest Calculation. (a) Except as provided in 2(b) below, the interest rate is the aggregate of 3.98% per annum “Interest Rate”). Interest shall be calculated on the actual number of days elapsed on a 360 days year basis.

(b)           From and after an event of default under this Agreement as described in paragraph 5 below, the Borrower shall pay to the Lender interest on such amount from the due date until payment is received by the Lender at a rate of 1% p.a. above the Interest Rate.

3.             Term; Payment Dates; Prepayments. (a) The principal together with all unpaid accrued interest shall be repaid in full at the 25th March, 2009.

(b)           Interest on the outstanding principle amount of the Loan shall be payable on the last day of each calendar quarter or if any such date is not a business day, then the next succeeding business day (each an “Interest Payment Date”).

(c)           The outstanding principal amount of the Loan may be prepaid in whole or in part without premium or penalty on any Interest Payment Date; provided that any partial prepayments of the principal amount shall be in minimum amounts of US $ 5,000,000.00 and in integral multiples of US $ 1,000,000.00. Upon termination of the Agreement as provided for in paragraph 5 below, the entire principal amount of the Loan outstanding together with any accrued but unpaid interest shall be paid by Borrower to Lender. Any extra cost for the lender by unwinding the funding shall be reimbursed by the borrower.

4.             Payment. Payments of interest and principal shall be made by wire transfer on each Interest Payment Date and on the final maturity date, such dates being banking days in New York and Copenhagen, to account of Lender, Account no. / Iban no. DK7430004454008669 at Danske Bank, Copenhagen, Denmark (swift: DABADKKK), or as otherwise designated by written notification by Lender.

5.                                       Events of Default; Termination. (a) Each of the following shall be an event of default under this Agreement:

(i)                                     failure by Borrower to repay the entire principal amount, or such lesser principal amount as Lender shall demand, within five (5) business days of the date when such payment is due hereunder; or

(ii)                                  failure by Borrower to pay interest on the outstanding principle amount of the Loan within five (5) business days of the date when such payment is due hereunder; or

(ii)                                  failure by Borrower to perform any other material obligation of Borrower to Lender hereunder; or

(iv)                              Borrower shall execute an assignment for the benefits of its creditors or resort to laws protecting insolvent companies.

(b)                                 In the event that Lender must employ attorneys or file suit to collect hereunder, Borrower agrees to pay the reasonable attorney fees and all court costs incurred by Lender.

6.                                       Assignment/Subrogation. Borrower shall not transfer or assign any or all of its rights and obligations hereunder without the prior written consent of Lender. Lender may, at any time, assign this Agreement and the Promissory Note and its rights or obligations hereunder and thereunder in which case the assignee shall be subrogated to the rights of Lender.

7.                                       Copies. This Agreement is made up in two (2) identical copies of which one copy is for Lender and the other for Borrower.

8.                                       Notices. In the event that any written notice need be given under this Agreement, it shall be given (a) by nationally recognized over night carrier at the address of Borrower or Lender, as the case may be, set forth below, or (b) by facsimile or e-mail as follows:

(i)	To Borrower:	250 Parkway Drive, Suite 270
Lincolnshire, Illinois 60069 USA
Attention: Treasurer
facsimile – +847-876-1799
e-mail – ccohrs@sauer-danfoss.com

(ii)	To Lender:	Danfoss A/S
Nordborgvej 81
DK-6430 Nordborg
Denmark
Attention: Ole Albertsen
E-mail: Albertsen@danfoss.com

9.             Authority. Each Party represents that (a) it has the legal capacity, corporate or otherwise, to enter into this Agreement and/or the Promissory Note, as the case may be and (b) the execution and delivery of this Agreement and the Promissory Note are not in violation of (i) applicable laws, (ii) its certificate of incorporation, by-laws or other such documentation or (iii) any other agreement by which it or its property is bound.

10.           Applicable Law. This Agreement shall be governed by the laws of Denmark.

Agreed upon as of the day first above written.

Danfoss A/S		Sauer-Danfoss Inc.

By:	/s/ Flemming Aaskov Jørgensen	By:	/s/ Karl Schmidt
Name:	Flemming Aaskov Jørgensen	Name:	Karl Schmidt
Title:	Group Treasurer - Danfoss A/S	Title:	Executive Vice President and Chief Financial Officer